Item 14(c) Exhibit (i) 10 (i)

              TERMINATION AGREEMENT AND RELEASE

This TERMINATION AGREEMENT AND RELEASE ("Agreement") is made and entered into as of October 7, 1998 between the M.A.
HANNA  COMPANY,  a Delaware corporation (the "Company")  and
DOUGLAS J. McGREGOR ("Executive").

                         WITNESSETH:

WHEREAS, Executive has advised the Company he wishes to terminate his employment as a full-time executive of the Company and retire;

WHEREAS, in connection with the foregoing, the parties desire to make provision for (a) granting a leave of absence to the Executive; (b) the payments and benefits that Executive is entitled to receive prior to and after his termination of employment and retirement, (c) a covenant by the Executive not to compete with the Company and (d) a release of any claims Executive may have against the Company;

NOW, THEREFORE, in consideration of the promises and agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and intending to be legally bound, the Company and the Executive agree as follows:


1. Executive elects to resign the positions of Chairman of the Board and Chief Executive Officer June 30effective October 7, 1998 (the "Resignation Date") and to remain as an employee of the Company until January 3, 2001 (the "Retirement Date"), at which time the Executive shall retire. The Company hereby accepts Executive's resignation and consents to his retirement on the Retirement Date. The Company hereby grants the Executive a leave of absence from October 7, 1998 through January 3, 2001. During the leave of absence Executive's duties and responsibilities shall be to assist the Company in defense of any litigation or proceeding relating to matters in which Executive was involved prior to October 7, 1998 and to undertake such other tasks as the parties shall mutually agree


2. On the Resignation Date all of Executive's rights to payments and benefits from the Company shall terminate except as specifically provided herein.

     A. The Company shall continue payment of Executive's salary at the annual rate in effect on the Resignation Date for six months after the Resignation Date and shall make a severance payment to the Executive in the amount of $590,000 in January, 1999, all subject to the required withholdings.

     B. Until the Retirement Date Executive and his dependents shall continue to have a right to participate in the Company's medical benefits and dental plans pursuant to the terms of those plans, as they may be amended from time to time. The Executive agrees that, in the event he fails to make his semi-monthly participant contribution to such plans, the Company may deduct such contribution from the payments yet to be made pursuant to subsection A. above. After the Retirement Date Executive and his dependents shall participate in the Company's salaried retiree health care plan in accordance with the terms of that plan, as it may be amended from time to time.

     C. In accordance with the respective Stock Option Agreements entered into between the Company and the Executive, the options granted to the Executive will continue to vest under the terms prescribed in such Agreements until the close of business on November 5, 2000, and Executive may exercise the options granted to him to purchase the Company's Common Stock for up to the earlier of
(i) the expiration date of each grant or (ii) three (3) or five (5) years as prescribed by the respective Stock Option Agreement.

     D.   For purposes of the awards of LTIP Units under the
M. A. Hanna Company 1988 Long-Term Incentive Plan for the 1996-'97-'98, 1997-`98-'99 and 1998-`99-2000 performance periods, the Executive shall have the right to payouts at the same time and same payout percentage as the corporate executive officers, pro-rated to reflect the Executive's service in the respective performance periods from the beginning of the periods to the Resignation Date

     E. The restricted stock agreements entered into between the Company and the Executive will continue to be in full force and effect and operate in accordance with the terms thereof and on the Retirement Date any shares which are still restricted will become vested and free of restrictions.

     F. The Executive's accounts in the Company's Voluntary Non-Qualified Deferred Compensation Plan and the Deferral of Stock Options Gain Plan shall be paid out after the Retirement Date in accordance with the terms of the Plans and the Executive's elections thereunder.

     G. The Executive may continue to participate in the Company's split-dollar insurance and retirement program, in accordance with the terms of that program, and may make his scheduled premium payments in 1999 and 2000, and if he so participates, the Company will make available to him the benefits prescribed by such program.

    H. The Executive's rights to any additional contributions to the Company's Capital Accumulation Plan shall terminate on the Resignation Date and all other rights under such Plan will continue in accordance with the terms and provisions of such Plan as such Plan may be amended from time to time.

    I. The Executive shall have the right to convert his Company-provided life insurance coverage on the Retirement
Date to a whole life policy in the principal amount of $550,000.

     J. After the Resignation Date the Executive shall continue to participate as a deferred vested participant in the Salaried Employees Retirement Income Plan according to the terms of the Plan, as amended as of November 4, 1998, and as may be amended from time to time in the future, and upon attaining age 65 shall be eligible for benefits thereunder as prescribed by the Plan, as amended.

     K. The Executive shall cease participation in the Supplemental Retirement Benefit Plan effective on the Resignation Date and shall be paid a lump sum SERIP benefit under the Plan of $1,814,000 on the effective date of this Agreement, as defined in Section 7 hereof, and a CAP benefit under the Plan of $2,037,679 in ten annual installments commencing on January 1, 1999.

     L. The Company shall provide third-party financial counseling services to the Executive in accordance with its program for executive officers, as that program may be amended from time to time, through Executive's 1999 tax year.


3. In consideration of the promises, agreements and the payments described herein, the parties agree that except as otherwise specifically provided herein, all of the agreements, arrangements or understandings between the Company and the Executive are hereby terminated and canceled and shall be of no further force or effect whatsoever.


4. Executive acknowledges and confirms that the Agreement between the Company and the Executive dated August 5, 1996 with respect to intellectual property rights is binding and in full force and effect and after the Resignation Date will continue to be binding and in full force and effect.


5. Unless he receives written waiver from the Chief Executive Officer of the Company, Executive agrees that prior to January 3, 2001 he shall not, whether directly as an individual or on his own account, or indirectly as a partner, joint venturer, employee, agent, sales representative, consultant, officer, director or stockholder of any firm or corporation, directly or indirectly engage in any or all of the following activities within North America:

      (a) enter into or engage in any business which competes with the Company's business, as defined below;

      (b) promote or assist, financially or otherwise, any person, firm, association or corporation engaged in any business which competes with the Company's business, as defined below;

      (c) solicit customers and/or sources of referral for the same, business, patronage or orders for, or sell, any products or services in competition with, or for any business that competes with the Company's business, as defined below; or

      (d) divert, entice, or take away any customers and/or sources of referral for the same, business, patronage or orders of the Company's business, as defined below, or attempt to do so;

provided, however, that neither beneficial ownership by Executive of not more than five percent (5%) of the outstanding equity securities of any publicly traded company or Executive's investment in Metapoint Partners shall be deemed to be a violation of this Section 5.

      For purposes of this Section 5, the Company's business is defined as the compounding of plastics and rubber, the manufacture and sale of color and additive systems and the distribution of resin and engineered plastic shapes.


6. Executive acknowledges that his obligations under this Agreement are reasonable in the context of the nature of the business of the Company and the competitive injuries likely to be sustained by the Company if Executive violated such obligations.

      Executive acknowledges and agrees that the remedy at law available to the Company for breach of any of
Executive's obligations under this Agreement would be inadequate, and agrees and consents that in addition to any other rights or remedies which the Company may have at law or in equity, including offsetting any amounts due hereunder or terminating any additional payments due hereunder, temporary and permanent injunctive relief may be granted in any proceeding which may be brought to enforce any provision contained in this Agreement without the necessity of proof of actual damage.


7. (a) In consideration of the promises, agreements and the payments described herein to which Executive would not otherwise be entitled by virtue of his leave of absence, termination of employment and retirement, Executive will execute and deliver to the Company upon the execution of this Agreementon the Termination Date a release substantially in the form of Exhibit A hereto (the "Release"). Failure to deliver the Release as prescribed shall operate to release the Company from any obligation hereunder to pay compensation and benefits to which Executive would not otherwise be entitled by virtue of his termination of employment.

      (b)    Executive further agrees and acknowledges that:

      (i) He has been advised by the Company to consult with legal counsel prior to executing the Agreement and the release provided for in this Section; has had an opportunity to consult with and has been advised by legal counsel of his choice, fully understands the terms of this Agreement, enters into this Agreement freely and voluntarily and intending to be legally bound.

      (ii) He has received in exchange for this Agreement and for the release consideration above and beyond that to which he otherwise would be entitled, including but not limited to, a portion of the payments described in
      Section      2.A.       hereof     and the     payments
      described in Section 2.K. hereof.

      (iii) He may have available to him a period of twenty-one (21) days to review and consider the terms of this Agreement, and the release contained herein, prior to its execution and that he may use as much of the twenty-one (21) days period as he desires.

      (iv) He may, within seven (7) days after his execution hereof, which 7-day period may not be shortened, revoke this Agreement. Revocation shall be made by delivering a written notice of revocation to John S. Pyke, Jr., Vice President, General Counsel and Secretary of the Company. For such revocation to be effective, written notice must be actually delivered to Mr. Pyke's office by no later than the close of business on the seventh
      (7th) day after Executive executes this Agreement. If Executive exercises his right to revoke this Agreement, all of the terms and conditions of the Agreement shall be of no force and effect, including, but not limited to, the obligation of the Company to make any payments to Executive pursuant to the Agreement.

      (v) This Agreement shall not become effective and enforceable until after expiration of the seven (7) day revocation period described above and Executive's delivery to the Vice President, General Counsel and Secretary of the Company of a certificate in the form of Exhibit B hereto (the "Certificate") executed by Executive after such time, if there has been no revocation of the Agreement, and upon delivery of the executed Certificate, the Company shall become obligated to make the payments to Executive provided for in this Agreement and this Agreement shall be fully enforceable and effective.


8. For all purposes of this Agreement, all communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered, addressed to the Company (to the attention of the Vice President, General Counsel and Secretary) at Suite 36-5000, 200 Public Square, Cleveland, OH 44114-2304, and to the Executive at his principal residence, 6 Country Lane, Pepper Pike, Ohio 44124, or to such other address as any party may have furnished to the other in writing and in accordance herewith. Notices of change of address shall be effective only upon receipt.


9. The validity, interpretation, construction and performance of this Agreement (and every other issue arising hereunder) shall be governed by the laws of the State of Ohio, without giving effect to the principles of conflict of laws of such state.


10.   Any  dispute  arising  out  of  or  relating  to  this
Agreement or the breach, termination or validity thereof, shall be settled by arbitration in accordance with the then-current Center for Public Resouces Rules for Non-Administered Arbitration of Business Disputes by a panel of three (3) arbitrators. Each party shall appoint an arbitrator and the Center for Public Resouces shall appoint the third arbitrator. The arbitration shall be governed by the United States Arbitration Act, U.S.C. 1-16, and judgment upon the award rendered by the arbitration panel may be entered by any court having jurisdiction thereof. The place of arbitration shall be Cleveland, Ohio. The arbitrators are not empowered to award damages in excess of compensatory damages and each party hereby waives any right to recover such damages with respect to any dispute resolved by arbitration. The parties shall equally share the fees and costs of the arbitrators.


11. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and the Company. No waiver by any party hereto at any time of any breach by any other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by any of the parties that are not set forth expressly in this Agreement and every one of them (if, in fact, there have been any) is hereby terminated without liability or any other legal effect whatsoever.



12. This Agreement together with its Exhibits shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof and shall supersede all prior verbal or written agreements, covenants, communications, understandings, commitments, representations or warranties, whether oral or written, by any party hereto or any of its representatives pertaining to such subject matter.


IN WITNESS WHEREOF, the parties have entered into this Agreement as of the first date written above.

                                M. A. HANNA COMPANY


                                By:____________________________
                                   Vice President



                                _______________________________
                                Douglas J. McGregor






                          EXHIBIT A

                             TO

             TERMINATION  AGREEMENT AND RELEASE

            DATED AS OF          OCTOBER 7, 1998


                           RELEASE


This RELEASE is made and entered into pursuant to a certain
TERMINATION AGREEMENT AND RELEASE dated as of October 7,
1998 between M. A. HANNA COMPANY and DOUGLAS J. McGREGOR
(the "Agreement").

1. The terms defined in the Agreement shall have the same meaning herein, unless the context otherwise requires.

2. Executive for himself and his dependents, successors, assigns, heirs, executors and administrators (and his and their legal representatives of every kind), hereby releases, dismisses and forever discharges the Company and its successors and assigns and its directors, officers, agents and employees in their capacities as such (collectively, the "Released Parties") from any and all arbitrations, claims, demands, damages, suits, actions and/or causes of action of any kind and every description, whether known or unknown, which now has or may have had, or may have in the future, for, upon, or by reason of any cause whatsoever arising out of fact or events occurring prior to the Termination Date (except that this release shall not apply to the obligations of the Company arising under the Agreement, and certain claims specifically excepted in clause (v) below), against any of the Released Parties, including, but not limited to:

           (i) any and all claims, including claims for attorneys' fees, causes of action, suits, proceedings, damages or demands arising out of or relating to any agreements, arrangements or understandings between the Executive and the Company (other than certain claims specifically excepted in clause (v) below);

           (ii) any and all claims, including claims for attorneys' fees, causes of action, suits, proceedings, damages or demands arising out of or relating to Executive's employment by and/or service with the Company, in any capacity, and his termination from the Company;

           (iii) any and all claims, including claims for attorneys' fees, demands, and causes of action, including all claims of discrimination, including, but not limited to, claims of sex, race, age, national origin, religious and/or handicapped discrimination, including, specifically, but without limiting the generality of the foregoing, any claims under the Age Discrimination in Employment Act, as amended, 29 U.S.C. 621 to 634, Title VII of the Civil Rights Act of 1964, as amended, and the Americans with Disabilities Act of 1990, as amended;

           (iv) any and all claims, demands, causes of action, including, but not limited to, claims of wrongful or unjust discharge or breach of any contract or promise, express or implied; and

           (v) any and all claims, demands or causes of action, including claims for attorneys' fees, under the Employee Retirement Income Security Act of 1974, as amended, or relating to any and all employee benefit plans, programs or arrangements of the Company, other than claims incurred and properly payable under the terms of the Company's health benefit plan or under the terms of any other benefits plan specified in Section 3 of the Agreement.


                                   _________________________
                                   Douglas J. McGregor


                                   Dated:              199_





                          EXHIBIT B

                             TO

              TERMINATION AGREEMENT AND RELEASE

                 DATED AS OF OCTOBER 7, 1998



I hereby certify that I have not revoked and/or canceled my obligations pursuant to that certain Termination Agreement and Release between M. A. Hanna Company and Douglas J.
McGregor entered into as of October 7, 1998.




                                        __________________________
                                        Douglas J. McGregor

                                        Dated:             199_